                                                                      EXHIBIT 1

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                         ORIENTAL FINANCIAL GROUP INC.


                           A Puerto Rico Corporation


                                1,200,000 Shares

                                       of

         ______% Noncumulative Monthly Income Preferred Stock, Series B



                             UNDERWRITING AGREEMENT








Dated: ____________, 2003

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                               TABLE OF CONTENTS

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                                                                                                            Page

UNDERWRITING AGREEMENT........................................................................................1

         SECTION 1.    Representations and Warranties.........................................................2
                  (a)  Representations and Warranties by the Company..........................................2
                  (b)  Officer's Certificates................................................................11

         SECTION 2.    Sale and Delivery to Underwriters; Closing............................................11
                  (a)  Initial Securities....................................................................11
                  (b)  Option Securities.....................................................................12
                  (c)  Payment...............................................................................12
                  (d)  Denominations; Registration...........................................................13

         SECTION 3.    Covenants of the Company..............................................................13
                  (a)  Compliance with Securities Regulations and Commission Requests........................13
                  (b)  Filing of Amendments..................................................................14
                  (c)  Delivery of Registration Statements...................................................14
                  (d)  Delivery of Prospectuses..............................................................14
                  (e)  Continued Compliance with Securities Laws.............................................14
                  (f)  Blue Sky Qualifications...............................................................15
                  (g)  Rule 158..............................................................................15
                  (h)  Use of Proceeds.......................................................................15
                  (i)  Listing...............................................................................15
                  (j)  Restriction on Sale of Securities.....................................................15
                  (k)  Reporting Requirements................................................................16
                  (l)  Compliance with Undertakings..........................................................16
                  (m)  Additional Information................................................................16

         SECTION 4.    Payment of Expenses...................................................................16
                  (a)  Expenses..............................................................................16
                  (b)  Termination of Agreement..............................................................16

         SECTION 5.    Conditions of Underwriters' Obligations...............................................17
                  (a)  Effectiveness of Registration Statement...............................................17
                  (b)  Opinion of Counsel for Company........................................................17
                  (c)  Opinion of Counsel for Underwriters...................................................17
                  (d)  Officers' Certificate.................................................................17
                  (e)  Accountants' Comfort Letter...........................................................18
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
                  (f)  Bring-down Comfort Letter.............................................................18
                  (g)  Approval of Listing...................................................................18
                  (h)  No Objection..........................................................................18
                  (i)  Conditions to Purchase of Option Securities...........................................18
                  (j)  Additional Documents..................................................................19
                  (k)  Termination of Agreement..............................................................19

         SECTION 6.    Indemnification.......................................................................19
                  (a)  (1)  Indemnification of Underwriters..................................................19
                  (b)  Indemnification of Company, Directors and Officers by Underwriters....................20
                  (c)  Actions against Parties; Notification.................................................21
                  (d)  Settlement without Consent if Failure to Reimburse....................................21

         SECTION 7.    Contribution..........................................................................22

         SECTION 8.    Representations, Warranties and Agreements to Survive Delivery........................23

         SECTION 9     Termination of Agreement..............................................................23
                  (a)  Termination; General..................................................................23
                  (b)  Liabilities...........................................................................24

         SECTION 10.   Default by One or More of the Underwriters............................................24

         SECTION 11.   Notices...............................................................................25

         SECTION 12.   Parties...............................................................................25

         SECTION 13.   GOVERNING LAW AND TIME................................................................25

         SECTION 14.   Effect of Headings....................................................................25

         SECTION 15.   Counterparts..........................................................................25

SCHEDULES

         Schedule A  -  List of Underwriters............................................................Sch A-1
         Schedule B  -  Pricing Information.............................................................Sch B-1

EXHIBITS

         Exhibit A   -  List of Subsidiaries...............................................................A-1
         Exhibit B   -  Form of Opinion of McConnell Valdes................................................B-1
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                                       ii

                         ORIENTAL FINANCIAL GROUP INC.

                          (A Puerto Rico Corporation)

                                1,200,000 Shares

                                       of

        _______% Noncumulative Monthly Income Preferred Stock, Series B

                             UNDERWRITING AGREEMENT

                                                         ________________, 2003


Oriental Financial Services Corp.
Santander Securities Corporation,
As Representatives of the several
 underwriters named on Schedule A hereto
San Juan, Puerto Rico 00917

Ladies and Gentlemen:

         ORIENTAL FINANCIAL GROUP INC., a Puerto Rico corporation (the "Company"), confirms its agreement with you (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom you are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company's ______% Noncumulative Monthly Income Preferred Stock, Series B set forth in Schedule A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 180,000 additional shares of such preferred stock to cover over-allotments, if any. The aforesaid 1,200,000 shares of preferred stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 180,000 shares of preferred stock subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company hereby confirms as follows its agreements with the Representatives and the several other Underwriters.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i)      Compliance with Registration Requirements.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-______) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto, the documents incorporated therein by reference and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

                  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission ("Regulation S-T").

                  There are no contracts or other documents required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations that have not been so filed.

         The documents which are incorporated by reference in any preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations thereunder, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and any documents so filed and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants with respect to the Company and its Subsidiaries within the meaning and as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent preliminary prospectus), together with the related schedules and notes, present fairly the financial position of the Company and its Subsidiaries (as defined in Section 1(a)(vi) hereof) at the dates indicated and the consolidated statement of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, net worth. business affairs or business prospects of the Company and its Subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as a single enterprise, and (C) except for regular quarterly dividends on the Company's Common Stock, par value $1.00 per share (the "Common Stock") and monthly dividends on the Company's 7.125% Noncumulative Monthly Income Preferred Stock, Series A, par value $1.00 per share (the "Series A Preferred Stock"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect. The Company is registered as a bank holding company under the Bank Holding Company Act of 1956 (the "BHCA") in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and its election to be treated as a financial holding company under the BHCA, as amended by the Gramm-Leach-Bliley Act is and will remain in full force and effect.

                  (vi) Subsidiaries. The only subsidiaries of the Company (each a "Subsidiary and collectively the "Subsidiaries") are those listed on Exhibit A hereto. Except as set forth in the Prospectus (or if the Prospectus is not in existence, in the most recent preliminary prospectus) or as required in connection with the exercise of its rights as a creditor, or pursuant to a bona fide collateral pledge arrangement, neither the Company nor any Subsidiary owns, nor at the Closing Time or the Date of Delivery (if any Option Securities are purchased), will own an interest in any corporation, partnership, trust, joint venture or other business entity. Each Subsidiary (other than Oriental Financial (PR) Statutory Trust I) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the conduct of its business or ownership or leasing of its properties requires such qualification and where the failure to be so qualified would, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Oriental Financial (PR)
         Statutory Trust I ("OFG Trust I") has been duly formed and is validly existing in good standing as a statutory trust under the laws of the State of Connecticut with the power and authority to own property and to conduct its business as described in the Prospectus. All filings required as of the date hereof under the laws of the State of Connecticut with respect to the creation and valid existence of the OFG Trust I as a statutory trust have been made.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, described therein and the issuance of the Securities pursuant to this Agreement). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The description of the securities of the Company in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus) is, and at the Closing Time and, if later, as of each Date of Delivery, will be, complete and accurate in all material respects.

                  (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Common Stock and Series A Preferred Stock. The description of the Common Stock and the Series A Preferred Stock of the Company contained in the Prospectus conforms in all material respects to the rights set forth in the instruments defining the same.

                  (x) Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein will be validly issued and fully paid and non-assessable shares of capital stock of the Company; the description or the Securities contained in the Prospectus conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability solely by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

                  (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its articles of incorporation, charter (declaration of trust in the case of OFG Trust
         I) or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and

         Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, charter (declaration of trust in the case of OFG Trust
         I) or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent. Neither the Company nor any Subsidiary is a party to a collective bargaining agreement.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or if the Prospectus is not in existence, in the most recent preliminary prospectus) or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any actual notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations, state securities laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Securities to be sold hereby and the filing by the Company of the Certificate of Designation and Preferences with respect to the Securities with the Secretary of State of the Commonwealth of Puerto Rico ("Puerto Rico").

                  (xvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, Puerto Rico, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the lack of such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties and assets owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xx) Form S-3. The Company meets the requirements for use of Form S-3 under the 1933 Act Regulations.

                  (xxi) Environmental Laws. To the knowledge of the Company, except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
         (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances known to the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities included in the offering described in the Registration Statement.

                  (xxiii) Stop Orders. No court, supervisory or regulatory authority or arbitrator has, by order or otherwise, prohibited or suspended, or, to the knowledge of the Company, threatened to prohibit or suspend, the use of the Prospectus.

                  (xxiv) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) No Material Changes. Except as set forth in the Registration Statement and Prospectus (or, if the Prospectus is not in existence, the most recent preliminary prospectus), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to Closing Time and, if later, each Date of Delivery, (i) there has not been, and will not have been, any material adverse change in the business, properties, financial condition, net worth or results of operations of the Company and its Subsidiaries considered as one enterprise, (ii) neither the Company nor any of its Subsidiaries has entered into, or will have entered into any material transactions other than pursuant to this Agreement or in the ordinary course of its business, and (iii) the Company has not, and will not have, paid or declared any dividends or other distributions of any kind on any class of its capital stock, except for the payment or declaration of quarterly dividends on the Company's Common Stock and monthly dividends on the Company's Series A Preferred Stock in the ordinary course of its business.

                  (xxvi) No Material Misstatements. No statement, representation, or warranty made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Representatives was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                  (xxvii) No Manipulation. Neither the Company, its Subsidiaries nor any of their respective directors or officers has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the 1934

         Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or otherwise.

                  (xxviii) Approval for Listing. The Securities have been approved for listing on the New York Stock Exchange, subject only to notice of issuance.

                  (xxix) Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the Company's best knowledge, any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds of the Company or any Subsidiary in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, in the most recent preliminary prospectus).

                  (xxx) Taxes. Each of the Company and its Subsidiaries has filed all foreign, federal, Puerto Rico and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable. The Company has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in accordance with the applicable sourcing rules under the Puerto Rico Internal Revenue Code of 1994, as amended.

                  (xxxi) Oriental Bank. The deposit accounts of Oriental Bank and Trust, a Subsidiary of the Company (the "Bank"), are insured by the Federal Deposit Insurance Corporation ("FDIC") to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member in good standing of the Federal Home Loan Bank of New York.

                  (xxxii) Regulatory Directives. None of the Company or its Subsidiaries or any of their respective directors or officers is subject to any order or directive of, or party to any agreement with, any regulatory agency having jurisdiction with respect to its business or operations except as disclosed in the Prospectus (or if the Prospectus is not in existence, in the most recent preliminary prospectus).

                  (xxxiii) No Agreements Restricting Payment of Dividends. The Company is not a party to any agreement or order of any government entity or court that, as of the date hereof, and assuming no material adverse change to the Company's financial condition, restricts its ability to pay dividends on the Securities. The Bank is not a party to any agreement or order of any government entity or court that, as of the date hereof, and assuming no material adverse change to the Company's financial condition, restricts its ability to pay dividends to the Company sufficient to allow the Company to pay dividends on the Securities.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 180,000 shares of the Company's Series B Preferred Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Pietrantoni Mendez & Alvarez LLP, counsel to the Underwriters, 19th Floor, Popular Center Building, San Juan, Puerto Rico 00918, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given date) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). The Initial Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive certificates registered in the name of Cede & Co., which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC"), New York, New York or its designated custodian.

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them, duly endorsed for transfer or by causing DTC to credit the Securities to the account of each Underwriter in the case of the Initial Securities. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each Representative, individually and not as Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in definitive form and in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in San Juan, Puerto Rico not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be at the office of DTC or its designated custodian.

         (e) Appointment of Qualified Independent Underwriter. The Company hereby confirms its engagement of Santander Securities Corporation ("Santander Securities"), and Santander Securities hereby confirms its agreement with the Company to render services, as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Securities. Santander Securities, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter". The sale of the Securities shall be conducted pursuant to Rule 2720(c) of the Conduct Rules of the NASD because Oriental Financial Services Corp., a registered broker-dealer and member of the NASD, is an affiliate of the Company under the Rule 2720 of the Conduct Rules of the NASD, and is participating as a co-lead managing underwriter for the Securities. Santander Securities will act as joint lead underwriter and book-running manager for the Securities.

         SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or of any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of the Registration Statement and any Rule 462(b) Registration Statement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect the listing of the Securities on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of the Company's preferred stock (the "Preferred Stock") or any securities convertible into or exercisable or exchangeable for Preferred Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Preferred Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         (l) Compliance with Undertakings. The Company will comply with all the provisions of all undertakings contained in the Registration Statement.

         (m) Additional Information. During a period of five years commencing on the date the Registration Statement is declared effective by the Commission, the Company will furnish to the Representatives and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Representatives and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay, or reimburse, if paid by the Representatives, all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the disbursements of counsel for the Underwriters in connection therewith, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the disbursements of counsel to the Underwriters in connection with the review by the NASD of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities in the New York Stock Exchange. Except as provided in Sections 6 and 7 and subparagraph (b) below, the Company will reimburse the Underwriters for all of their costs and expenses, stock transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of McConnell Valdes, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsel may state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time of Pietrantoni Mendez & Alvarez LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other

Underwriters with respect to the issuance and sale to the Securities and other related matters as the Underwriters may reasonably require. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

         (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order or similar proceeding suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such officers' best knowledge, are contemplated by the Commission.

         (e) Accountants' Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (h) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at Closing Time pursuant to
         Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  Opinion of Counsel for the Company. The favorable opinion of McConnell Valdes, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  Opinion of Counsel for Underwriters. The favorable opinion of Pietrantoni Mendez & Alvarez LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  Bring-down Comfort Letter. A letter from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
         Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (j) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a)      (1)      Indemnification of Underwriters. The Company agrees
to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

                  (2) In addition to and without limitation of the Company's obligation to indemnify Santander Securities, as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all loss, liability, claim, damage, and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Securities.

(b) Indemnification of Company, Directors and Officers by Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that, for all purposes of this Agreement, the amounts of the underwriting discount, selling concession and reallowance and the statement about the role and due diligence investigations of Santander Securities as "qualified independent underwriter" set forth under the heading "Underwriting" contained in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company expressly for inclusion in the preliminary prospectus, the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Sections 6(a)(1) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a "qualified independent underwriter" and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties. Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Sections 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause 7(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that Santander Securities will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (and with respect to Option Securities, any applicable Date of Delivery) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by the order of the Commission, the NASD or any other governmental authority or (iv) if a banking moratorium has been declared by Federal, New York or Puerto Rican authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail or refuse at Closing Time or at a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such shares are not made within 36 hours of such default, this Agreement, or with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Santander Securities Corporation, Torre Santander, 221 Ponce de Leon Avenue, Suite 600, San Juan, Puerto Rico, 00917-1825, Attention: Director of Investment Banking, and to Oriental Financial Services Corp., Professional Offices Park SE, 4th Floor, Marginal San Roberto 1000, Monacillos Ward, San Juan, Puerto Rico 00926,
Attention: Managing Director-Investment Banking; and notices to the Company shall be directed to the Company at Professional Offices Park SE, 4th Floor, Marginal San Roberto 1000, Monacillos Ward, San Juan, Puerto Rico, Puerto Rico 00926, Attention: President.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PUERTO RICO. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO PUERTO RICO TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.


                                        Very truly yours,

                                        ORIENTAL FINANCIAL GROUP INC.


                                        By:
                                           ------------------------------------
                                        Name: Jose Enrique Fernandez
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer


CONFIRMED AND ACCEPTED,
   as of the date first above
   written:

SANTANDER SECURITIES CORPORATION


By:
   --------------------------------
Name:
Title:

ORIENTAL FINANCIAL SERVICES CORP.


By:
   --------------------------------
Name:
Title:


         For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                        UNDERWRITERS                                                      NUMBER OF
                                                                                                          SECURITIES

Oriental Financial Services Corp.............................................................
Santander Securities Corporation.............................................................
Popular Securities, Inc......................................................................
R-G Investments Corporation..................................................................


                  Total......................................................................              1,200,000
                                                                                                           =========

                                   SCHEDULE B

                         ORIENTAL FINANCIAL GROUP INC.
                                1,200,000 Shares
              _____% Noncumulative Monthly Income Preferred Stock,
                                    Series B


         1. The initial public offering price per share for the Securities shall be $25.00.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $24.15, being an amount equal to the initial public offering price set forth above less $0.85 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

         3. The dividend rate on the Securities will be ____% per annum of their liquidation preference.

         4. The Securities will be subject to redemption at the option of the Company commencing on ___________, at declining prices, as described in the Prospectus.

                                                                      EXHIBIT A


                              LIST OF SUBSIDIARIES


1.       Oriental Bank and Trust

2.       Oriental Financial Services Corp.

3.       Oriental Insurance, Inc.

4.       Oriental Financial (PR) Statutory Trust I

5.       Oriental Mortgage Corporation

6.       Caribbean Pension Consultants, Inc.

                                                                      EXHIBIT B


                               FORM OF OPINION OF
                               MCCONNELL VALDES,
                               AS COMPANY COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(C)


                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Puerto Rico, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (ii) Each of the Subsidiaries (other that Oriental Financial (PR) Statutory Trust I and Caribbean Pension Consultants, Inc.) has been duly incorporated and is validly existing as a corporation (and in the case of the Bank as a commercial bank) in good standing under the laws of the Commonwealth of Puerto Rico, and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (iii) The Company is registered as a bank holding company under the Bank Holding Company Act of 1956.

                  (iv) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

                  (v) The Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect.

                  (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

                  (vii) The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability for obligations of the Company solely by reason of being such a holder; the Securities conform to the provisions of the certificate of designation of the Company creating the Securities (the "Certificate of Designation") and the rights, preferences and other terms of the Securities are as set forth in the Certificate of Designation relating thereto, and all such provisions are valid under the laws of the Commonwealth of Puerto Rico.

                  (viii) The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

                  (ix) Each Subsidiary has been duly incorporated and is validly existing as a corporation (and in the case of the Bank, as a commercial bank) in good standing under the laws of the Commonwealth of Puerto Rico (other than Oriental Financial (PR) Statutory Trust I and Caribbean Pension Consultants, Inc., which have been organized in Connecticut and Florida, respectively) has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and each Subsidiary is duly qualified as a foreign corporation to transact business in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of any Subsidiary.

                  (x) The Company has full legal right, power, and authority to enter into the Underwriting Agreement and to consummate the transactions provided for therein. The Underwriting Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by each other party thereto, is a valid and binding agreement of the Company, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal, state or Puerto Rico securities laws or the public policy underlying such laws.

                  (xi) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement, or any amendment thereto and no order directed at any document incorporated by reference in the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (xii) The Registration Statement, the Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus, and the documents incorporated therein by reference, as of their respective filing, effective or issue dates, as the case may be (other than the financial statements, notes to the financial statements, financial tables and other financial information and supporting schedules included therein or omitted therefrom or contained in the documents incorporated by reference therein, as to which we need express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, in the case of the documents incorporated by reference, the 1934 Act and the rules and regulations of the Commission thereunder.

                  (xiii) The form of certificate used to evidence the Securities complies in all material respects with all applicable Commonwealth of Puerto Rico statutory requirements, with any applicable requirements of the Certificate of Incorporation and By-laws of the Company and the requirements of the New York Stock Exchange. The Securities have been duly authorized for listing on the New York Stock Exchange.

                  (xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any Subsidiary is a party, or to which the property or assets of the Company or any Subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, of a character required to be disclosed in the Registration Statement or the Prospectus which is not so disclosed therein, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations thereunder.

                  (xv) The information in the Prospectus under "Risk Factors--Dividends Will Not be Paid Unless Declared by the Board of Directors," "Risk Factors--Banking Regulations May Restrict Oriental Financial Group's Ability to Pay Dividends," "Summary of Certain Terms of the Series B Preferred Stock," "Description of Capital Stock," "Taxation--Puerto Rico Taxation," "Taxation--United States Taxation" and in the Registration Statement under Item 15, to the extent that it constitutes a discussion of federal or Puerto Rico law, summaries of legal matters involving federal or Puerto Rico law, the Company's Certificate of Incorporation and By-laws or legal proceedings, or legal conclusions, has been reviewed by us and is accurate and complete in all material respects; and our opinion set forth under "Taxation" is confirmed. The Securities conform as to legal matters in all material respects to the descriptions thereof in the Prospectus.

                  (xvi) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

                  (xvii) All descriptions in the Registration Statement of contracts and other documents to which the Company or its Subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                  (xviii) To the best of our knowledge, neither the Company nor any Subsidiary is in violation of its articles of incorporation, charter or by-laws and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                  (xix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, the filing of the Certificate of Designation with the Puerto Rico Department of State which has been made, or as may be required under the securities or blue sky laws of the various states, as to which blue sky laws we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance, sale or delivery of the Securities.

                  (xx) The execution, delivery and performance of the Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the articles of incorporation, charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

                  (xxi) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxii) The Company is not, and upon the issuance and sale of the Securities as contemplated in the Underwriting Agreement and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

                  (xxiii) The deposit accounts of the Bank are insured by the FDIC to the legal maximum, and to the best of our knowledge, no proceeding for the termination or revocation of such insurance is pending or threatened. The Bank is a member of the Federal Home Loan Bank of New York.

                  (xxiv) To the best of our knowledge, none of the Company, its Subsidiaries, or any of their respective directors or officers is subject to any order or directive of, or is a party to any agreement with, any federal or Puerto Rico securities, banking or mortgage banking regulatory agency having jurisdiction with respect to the business or operations of the Company or the Subsidiaries except as disclosed in the Registration Statement or the Prospectus and except for any such order, directive or agreement which would not have a Material Adverse Effect.

                  (xxv) To the best of our knowledge, the conduct of the respective businesses of the Company and its Subsidiaries is not in violation of any federal or Puerto Rico banking, mortgage banking or securities law, which violation is likely to have a Material Adverse Effect. Each of the Company and the Subsidiaries has obtained and, to our knowledge, is operating in compliance with, all authorizations, licenses, orders and directives required by federal and Puerto Rico banking, mortgage banking or securities laws which are material to the conduct of their respective businesses. To our knowledge, all such authorizations, licenses, orders or directives are valid and in full force and effect and neither the Company nor the Subsidiaries have received any notice of any proceeding relating to the revocation or modification of any such license, authorization or order.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the documents incorporated therein by reference and the Rule 430A Information (except for financial statements, notes to the financial statements, financial tables and other financial information and schedules and other financial data included therein or omitted therefrom or contained in the documents incorporated therein by reference, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements, notes to the financial statements, financial tables and other financial information and schedules and other financial data included therein or omitted therefrom or contained in the documents therein incorporated by reference, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).